Exhibit 10.10

SECOND AMENDMENT TO EXCHANGE AGREEMENT
SECOND AMENDMENT dated September 30, 2024 (the “Second Amendment”) to the Exchange Agreement (the “Exchange Agreement”) dated January 22, 2024 and amended June 30, 2024, between The Cannabist Company Holdings Inc., a British Columbia company (the “Company”), Nomis Bay Ltd. and BPY Limited (collectively, the “Holders” and together with the Company, the “Parties”).
WHEREAS the Parties wish to amend the Exchange Agreement as contemplated in this Second Amendment,
NOW THEREFORE, in consideration of the foregoing and the mutual agreements contained in this Amendment (the receipt and adequacy of which are acknowledged), the parties agree as follows.
1.Defined Terms.
Capitalized terms used but not otherwise defined have the meanings specified in the Exchange Agreement.
2.Outside Date.
The definition of “Outside Date” in Section 1(28) is hereby deleted in its entirety and replaced with the following:
“Outside Date” means (i) the Transfer Deadline, or (ii) in the event the Tertiary 2024 Exchange Condition is satisfied and neither the Tertiary 2024 Exchange or the 2024 Alternate Exchange have been completed at or prior to the Transfer Deadline, January 31, 2025.
3.Transfer Deadline.
The definition of “Transfer Deadline” in Section 1(41) is hereby deleted in its entirety and replaced with the following:
“Transfer Deadline” means 5:00 p.m. (Toronto time) on December 31, 2024.
4.Reference to and Effect on Agreements.
On and after the date of this Second Amendment, any reference to "this Agreement" in the Exchange Agreement and any reference to the Exchange Agreement in any other agreements will mean the original Exchange Agreement as amended by the First Amendment and this Second Amendment. Except as specifically amended by this Second Amendment, the provisions of the Exchange Agreement shall remain in full force and effect.

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5.Successors and Assigns.
This Second Amendment becomes effective when executed by the Parties. After that time, it will be binding upon and (subject to the terms of the Exchange Agreement) enure to the benefit of the Parties and their respective successors and permitted assigns.
6.Governing Law.
This Second Amendment shall be governed by and interpreted and enforced in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

7.Counterparts.
This Second Amendment may be executed in two (2) or more counterparts, and by the different parties to this Second Amendment in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Second Amendment by facsimile or electronic mail shall be as effective as delivery of a manually executed counterpart of this Second Amendment.
[Signature Page Follows]

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IN WITNESS WHEREOF the parties have executed this Agreement.

THE CANNABIST COMPANY HOLDINGS INC.
By:
Name:	David Hart
Title:	Chief Executive Officer

BPY LIMITED
By:
Name:
Title:

NOMIS BAY LTD.
By:
Name:
Title:

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